EXHIBIT 99

	Contact:	Randall Oliver (media)
(323) 869-7607
randall.oliver@smartandfinal.com
Smart & Final
NEWS		Richard Phegley (investors)
(323) 869-7779
rick.phegley@smartandfinal.com

SMART & FINAL ANNOUNCES 4 PERCENT INCREASE IN

FIRST QUARTER 2003 SALES

First Quarter Same Stores Sales Increase 3.9 Percent

LOS ANGELES, April 22, 2003 – Smart & Final Inc. (NYSE – SMF) today reported net income of $163,000, or $0.01 per diluted share for the twelve week quarter ended March 23, 2003. First quarter 2002 net income was $587,000, or $0.02 per diluted share.

Total company sales for first quarter 2003 increased 4.0 percent to $462.4 million. Store sales increased 5.4 percent to $368.9 million, with comparable store sales up 3.9 percent for the quarter. Overall, broadline foodservice distribution sales declined 1.4 percent to $93.5 million in the quarter. Sales in the Florida foodservice unit declined 2.0 percent to $56.3 million, while sales in the northern California foodservice unit declined 0.6 percent to $37.2 million for the quarter.

Ross Roeder, chairman and chief executive officer, stated, “Our first quarter comparable store sales increase of 3.9 percent continues to demonstrate the underlying strength of our store concepts, in what was for most food retailers a very difficult quarter. Both our Smart & Final stores and our Cash & Carry stores posted solid growth in both sales and margin rates despite a highly competitive environment and continued overall weakness in the general economy.”

Total company gross margin increased to $62.4 million for the quarter. The Stores segment gross margin, as a percentage of sales, increased to 14.9 percent for first quarter 2003 compared to 14.6 percent for first quarter 2002. The Foodservice segment gross margin, as a percentage of sales, decreased to 7.8 percent for first quarter 2003 compared to 8.8 percent for first quarter 2002.

---more---

Smart & Final Inc. First Quarter 2003

Pretax income for the first quarter of 2003 was $0.2 million compared to $1.2 million for the prior year first quarter, primarily as a result of decreased sales and margin rates in the broadline foodservice segment.

Roeder added, “First quarter performance in our broadline foodservice segment continued to be disappointing and reflects the margin impact of economic softness in both the south Florida and northern California markets. Although sales were slightly below prior year levels, the Florida unit reported an operating profit in the first quarter, compared to continuing losses in the northern California unit.”

“Following the end of the first quarter, we have begun an aggressive operational restructuring of the northern California unit. By late April, we will complete the transfer of distribution for our northern California Smart & Final format stores from the Stockton, Calif. facility shared with the broadline operations, to our primary stores distribution center in Commerce, Calif. Looking forward, the reduced scale and single focus of operations in Stockton should provide the opportunity for additional operating cost reductions and efficiencies, which are crucial to successful restructuring of this foodservice unit.”

In first quarter 2003, operating and administrative expenses as a percent of sales increased to 12.8 percent of sales as compared to 12.5 percent of sales for the prior year first quarter. The increase in operating and administrative expenses primarily reflects increased costs in fringe benefits.

Roeder added, “For the first quarter, net cash flow provided by operating activities for the company increased by $5.8 million to $18.0 million compared to the first quarter of 2002. We’re continuing our store expansion plans with both new units and remodeling activity planned throughout 2003 and we invested approximately $4.5 million in the first quarter 2003 in support of these programs.”

A total of three new or relocated stores were opened during the first quarter, in San Jose, Calif.; San Diego, Calif.; and Tigard, Ore. At the end of the 2003 first quarter the company operated 242 stores compared with 235 stores at the end of the 2002 first quarter.

---more---

Smart & Final Inc. First Quarter 2003

Founded in 1871 in downtown Los Angeles, Smart & Final Inc. operated 242 non-membership warehouse stores for food and foodservice supplies in California, Oregon, Washington, Florida, Arizona, Nevada, Idaho and northern Mexico at the end of the 2003 first quarter. The company also operates two foodservice distribution companies in northern California and Florida. For more information, visit the company’s website at www.smartandfinal.com.

Forward-Looking and Cautionary Statements

This Smart & Final press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and other expressions of management’s belief or opinion which reflect its current understanding or belief with respect to such matters. Such statements are subject to certain risks and uncertainties, including known and unknown factors as included in the company’s periodic filings with the Securities and Exchange Commission that could cause actual results to differ materially and adversely from those projected. All of these forward-looking statements are based on estimates and assumptions made by management of the company, which although believed to be reasonable, are inherently uncertain and difficult to predict; therefore, undue reliance should not be placed upon such statements. There can be no assurance that the company will not incur new or additional unforeseen costs in connection with the ongoing conduct of its business. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Except as specifically set forth herein, the company undertakes no obligation to update any such forward-looking or other statement.

---more---

Smart & Final Inc. First Quarter 2003

STANDARD PRESS RELEASE CALL INFO

A telephone conference call with Smart & Final’s senior management will be held on Wednesday, April 23, 2003 at 8:00 a.m. Pacific Daylight Time. The conference call is available in a listen-only mode through www.CCBN.com. Replays of the conference call will also be available.

INVESTOR LIST PRESS RELEASE CALL INFO

A telephone conference call with Smart & Final’s senior management will be held on Wednesday, April 23, 2003 at 8:00 a.m. Pacific Daylight Time. To participate, call (415) 537-1844. A 24-hour replay of the conference call will be available after 10:00 a.m. Pacific time by calling (800) 633-8284 and entering passcode number 2113-9636. Replays of the conference call will also be available through www.CCBN.com.

---more---

SMART & FINAL INC.

Earnings Release Highlights

(dollars in thousands, except per share amounts)

	Twelve Weeks Ended		Percent Change
	March 23, 2003	March 24, 2002
	(Unaudited)
Sales
Stores	$368,899	$349,960	5
Foodservice	93,509	94,864	(1)

Total	462,408	444,824	4
Cost of sales, buying and occupancy
Stores	313,826	298,777	5
Foodservice	86,183	86,483	—

Total	400,009	385,260	4
Gross Margin	62,399	59,564	5
Income from operations	3,030	4,138	(27)
Interest expense, net	2,782	2,943	(5)
Pretax income(loss)
Stores	5,759	5,895	(2)
Foodservice	(2,508)	(1,668)	(50)
Corporate	(3,003)	(3,032)	1

Total	248	1,195	(79)
Net income	163	587	(72)
Earnings per common share, assuming dilution	0.01	0.02	(50)
Weighted average common shares and common share equivalents	29,734,260	29,680,682	—

---more---

SMART & FINAL INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share amounts)

	March 23, 2003	December 29, 2002
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,297	$26,526
Trade notes and accounts receivable, less allowance for doubtful accounts of $3,230 in 2003 and $3,231 in 2002	59,151	67,782
Inventories	159,780	165,243
Prepaid expenses and other current assets	11,550	10,938
Deferred tax asset	12,916	13,162

Total current assets	276,694	283,651
Property, plant and equipment:
Land	33,447	33,447
Buildings and improvements	33,444	33,444
Leasehold improvements	135,352	136,007
Fixtures and equipment	206,988	206,800

	409,231	409,698
Less – Accumulated depreciation and amortization	186,525	183,919

Net property, plant and equipment	222,706	225,779
Assets under capital leases, net of accumulated amortization of $10,388 in 2003 and $10,016 in 2002	5,185	4,441
Goodwill, net of accumulated amortization of $6,767 in 2003 and 2002	52,432	52,432
Deferred tax asset	10,310	10,310
Other assets	46,106	44,623

Total assets	$613,433	$621,236

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt and capital leases	$131,763	$136,884
Accounts payable	93,134	97,063
Accrued salaries and wages	11,396	11,420
Other accrued liabilities	57,651	58,919

Total current liabilities	293,944	304,286
Long-term liabilities:
Obligations under capital leases	6,062	5,444
Other long-term liabilities	18,108	17,557
Workers’ compensation reserve, postretirement and postemployment benefits	23,261	22,414

Total long-term liabilities	47,431	45,415
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1 par value (authorized 10,000,000 shares; no shares issued)	—	—
Common stock, $0.01 par value (authorized 100,000,000 shares; 29,893,679 shares issued and outstanding in 2003 and 29,443,198 in 2002)	299	294
Additional paid-in capital	207,049	206,926
Notes receivable for common stock	(100)	(100)
Accumulated other comprehensive loss	(11,555)	(11,787)
Retained earnings	76,365	76,202

Total stockholders’ equity	272,058	271,535

Total liabilities and stockholders’ equity	$613,433	$621,236

---more---

SMART & FINAL INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share amounts)

	Twelve Weeks Ended
	March 23,	March 24,
	2003	2002
	(Unaudited)
Sales	$462,408	$444,824
Cost of sales, buying and occupancy	400,009	385,260

Gross margin	62,399	59,564
Operating and administrative expenses	59,369	55,426

Income from operations	3,030	4,138
Interest expense, net	2,782	2,943

Income before provision for income taxes	248	1,195
Provision for income taxes	96	528

Income from consolidated subsidiaries	152	667
Equity earnings(loss) in unconsolidated subsidiary	11	(80)

Net income	$163	$587

Earnings per common share	$0.01	$0.02

Weighted average common shares	29,728,233	29,394,470

Earnings per common share, assuming dilution	$0.01	$0.02

Weighted average common shares and common share equivalents	29,734,260	29,680,682

SMART & FINAL INC.

CONSOLIDATED STATEMENTS OF INCOME

AS A PERCENTAGE OF SALES

	Twelve Weeks Ended
	March 23, 2003	March 24, 2002
	(Unaudited)
Sales	100.0%	100.0%
Cost of sales, buying and occupancy	86.5	86.6

Gross margin	13.5	13.4
Operating and administrative expenses	12.8	12.5

Income from operations	0.7	0.9
Interest expense, net	0.6	0.7

Income before provision for income taxes	0.1	0.3
Provision for income taxes	—	0.1

Income from consolidated subsidiaries	—	0.1
Equity earnings in unconsolidated subsidiary	—	—

Net income	-%	0.1%

---more---

SMART & FINAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

	Twelve Weeks Ended
	March 23,	March 24,
	2003	2002
	(Unaudited)
Cash Flows from Operating Activities:
Net income	$163	$587
Adjustments to reconcile net income to net cash provided by operating activities:
(Gain)loss on disposal of property, plant and equipment	(28)	78
Depreciation and amortization	8,160	8,140
Deferred tax provision	246	331
Amortization of deferred financing costs	614	366
Equity (earnings)loss in unconsolidated subsidiary	(11)	80
Decrease (increase) in:
Trade notes and accounts receivable	8,631	7,194
Inventories	5,463	9,671
Prepaid expenses and other assets	(2,105)	(3,466)
Increase (decrease) in:
Accounts payable	(3,485)	(4,775)
Accrued salaries and wages	(24)	(4,101)
Other accrued liabilities	331	(1,874)

Net cash provided by operating activities	17,955	12,231

Cash Flows from Investing Activities:
Acquisition of property, plant and equipment	(4,498)	(10,979)
Proceeds from disposal of property, plant and equipment	25	2,479
Other	(1,091)	2,106

Net cash used in investing activities	(5,564)	(6,394)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock, net of costs	—	11
Payments on bank line of credit	(12,678)	(8,000)
Borrowings on bank line of credit	7,500	7,500
Payments on notes payable	(442)	(722)

Net cash used in financing activities	(5,620)	(1,211)

Increase in cash and cash equivalents	6,771	4,626
Cash and cash equivalents at beginning of the period	26,526	23,016

Cash and cash equivalents at end of the period	$33,297	$27,642

# # # #